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Exhibit 23.3


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference into this Registration Statement on Form S-4 (No. 333-79665) of our report dated May 14, 1999, covering the financial statements of Donrey California as of and for the year ending December 31, 1998, which is included in the Current Report of Garden State Newspapers, Inc. on Form 8-K/A dated June 14, 1999, and to all references to our firm included in this Registration Statement.


Arthur Andersen LLP

Little Rock Arkansas,
  July 8, 1999.